Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Jul-97            31-Jul-97
Distribution Date:    15-Aug-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $10,565,972.19     $27.09179757
          Class B Certificate Amount     $497,873.04     $27.09070846

(ii)  Interest Distribution
          Class A Certificate Amount   $1,004,979.54      $2.57682888
          Class B Certificate Amount      $48,504.65      $2.63927794

(iii)  Servicing Fee                     $169,732.00      $0.41561831

(iv)  Class A Certificate Balance
         (after principal distributions)              $183,946,197.02
        Class A Pool Factor
         (after principal distributions)                    0.4716493
        Class B Certificate Balance
         (after principal distributions)                $8,668,360.84
        Class B Pool Factor
         (after principal distributions)                    0.4716705

(v)  Total Pool Balance
         (end of Collection Period)                   $192,614,557.73

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $354,440.34    $8,302,090.51
         Liquidation Proceeds            $264,204.91    $3,706,256.06
         Aggregate Net Losses             $90,235.43    $4,595,834.45

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)          $7,704,582.31

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)       $7,704,582.31